O2Diesel Closes Previously Announced Private Placement for $2.19 Million in Funding

NEWARK, DE -- (MARKET WIRE) -- July 20, 2007 -- O2Diesel Corporation (AMEX: OTD) announced today that it has held a closing with a group of European institutional and private investors in connection with a previously announced private placement for 5,323,346 shares of its common stock at a purchase price of approximately $0.41 per share for total proceeds of $2,190,060, less commissions.

As part of the sale, O2Diesel also issued warrants to purchase 1,330,827 shares of common stock at an exercise price of approximately $0.62 per share during the period of six months to sixty-six months of issuance. The warrants expire sixty-six months after the date of issuance.

The Company's Chief Executive Officer, Alan Rae, said, "This funding provides working capital for our strategic development plans as well as additional shareholders equity to meet our ongoing AMEX compliance strategy. In the past six months we have announced strategic developments that we believe will secure a profitable long-term future for the company and its shareholders. We are pleased to attract new European investors that share this vision.”

The securities offered by O2Diesel Corporation for this financing have not been and will not when issued be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

More About O2Diesel: The Company and Its Fuel Technology

O2Diesel Corporation (AMEX: OTD), and its U.S. subsidiary O2Diesel, Inc., is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ -- the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation's business which are not historical facts are 'forward-looking statements' that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products, failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. "O2Diesel" and "CityHome" are trademarks of O2Diesel Corporation.

Contact:
O2Diesel Corporation
Alan Rae
+1 (302) 266 6000
Or
Alliance Advisors, LLC
Mark McPartland
+1 (914) 244-0062

SOURCE:  O2Diesel Corporation